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                                                                      EXHIBIT 11

                  KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                            THIRTEEN WEEKS ENDED                                THIRTY-NINE WEEKS ENDED
                              -------------------------------------------------   --------------------------------------------------
                                 DECEMBER 30, 1995         DECEMBER 31, 1994         DECEMBER 30, 1995          DECEMBER 31, 1994
                              -----------------------   -----------------------   -------------------------   ----------------------
                                              FULLY                    FULLY                       FULLY                     FULLY
                               PRIMARY       DILUTED      PRIMARY     DILUTED       PRIMARY       DILUTED       PRIMARY     DILUTED
                              ----------   ----------   ----------   ----------   -----------   -----------   ----------  ----------
Net earnings................. $8,253,000   $8,253,000   $3,466,000   $3,466,000   $18,950,000   $18,950,000   $9,512,000  $9,512,000
                              ----------   ----------   ----------   ----------   -----------   -----------   ----------  ----------
                              ----------   ----------   ----------   ----------   -----------   -----------   ----------  ----------

Weighted average number of
  common shares outstanding.. 11,889,000   11,889,000    9,770,400    9,770,400    10,526,400    10,526,400    9,727,800   9,727,800

Excess of shares issuable
  upon exercise of stock
  options over shares
  deemed retired utilizing
  the treasury stock method..    660,400      764,700      411,000      476,100       586,600       674,700      367,400     424,800
                              ----------   ----------   ----------   ----------   -----------   -----------   ----------  ----------
                              12,549,400   12,653,700   10,181,400   10,246,500    11,113,000    11,201,100   10,095,200  10,152,600
                              ----------   ----------   ----------   ----------   -----------   -----------   ----------  ----------
                              ----------   ----------   ----------   ----------   -----------   -----------   ----------  ----------
Earnings per share........... $      .66   $      .65   $      .34   $      .34   $      1.71   $      1.69   $      .94  $      .94
                              ----------   ----------   ----------   ----------   -----------   -----------   ----------  ----------
                              ----------   ----------   ----------   ----------   -----------   -----------   ----------  ----------


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